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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-67981 as amended as of March 22, 1999); the Registration Statements (Forms S-8 Nos. 333-01502, 333-31047) pertaining to the 1985 Incentive Stock Option Plan, the 1994 Incentive Stock Option Plan, the 1995 Director Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1995 Stock Option Plan and non-statutory stock options granted to directors and officers of IDX Systems Corporation; the Registration Statement (Form S-8 No. 333-31045) pertaining to the PHAMIS, Inc. Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan, the PHAMIS, Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan, as amended through May 14, 1996, the PHAMIS, Inc. 1994 Nonemployee Director Stock Option Plan, as amended through January 1, 1996 and the PHAMIS, Inc. Cain Option Agreement; and the Registration Statement (Form S-8 No. 333-64028) pertaining to the 1995 Stock Option Plan, the 1995 Director Stock Option Plan, and the 1995 Employee Stock Purchase Plan of IDX Systems Corporation and the Employment, Noncompetion and Nondisclosure Agreement between IDX Systems Corporation and Lawrence Krassner, of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                       /s/ Ernst & Young LLP


Boston, Massachusetts
March 25, 2002